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                              CINCINNATI BELL INC.

                                OPTION AGREEMENT
                                ----------------

         This Option Agreement (this "Agreement") is granted as of the __ day of ____________, ____ (the "Option Date") by Cincinnati Bell Inc. (the "Company") to _______________ ("you").

     1. GRANT OF OPTION.
         ----------------

     The Company hereby grants to you, solely on and subject to the terms set forth in this Agreement, an option (this "Option") to purchase __________of the Company's common shares (the "Common Shares").

     The price at which the Common Shares subject to this Option may be purchased (the "Option Price") is $______ per share. Such Option Price is equal to the average of the high and low prices on the Option Date of a Common Share on the New York Stock Exchange (or, if the Common Shares are not traded on such exchange as of the Option Date, on the largest stock exchange on which such shares are traded as of such date).

     The purpose of this Option is to give you the opportunity to share in the growth in the value of the Company by allowing you to become an owner of Common Shares in the future at a price based on the current value of the Common Shares.

     2. GRANT OF OPTION CONDITIONED ON YOU BEING AN ELIGIBLE HOURLY-PAID
        EMPLOYEE.
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     Notwithstanding any other provision of this Agreement, the grant of this
Option is conditioned on you being an eligible hourly-paid employee on the Option Date. As a result, regardless of any other provision of this Agreement, this Option shall be ineffective and void from its inception if you are not an eligible hourly-paid employee on the Option Date. The other provisions of this Agreement assume, however, that you are an eligible hourly-paid employee on the Option Date.

     For purposes of the above provisions, you will be considered an "eligible hourly-paid employee" on the Option Date only if you on such date (1) are classified as an employee (other than as a contingency or job bank employee) on the records of the Company or any Company Subsidiary and (2) either are in a bargaining unit represented by a union, have a position subject to automatic wage progression, or receive your pay from such Company or Company Subsidiary other than at a monthly or annual rate.

     In addition, for purposes of the above provisions, the term "Company Subsidiary" means any corporation which has as of the Option Date at least 80% of the total combined voting power of all classes of its stock owned by the Company or another Company Subsidiary.

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     3. TIMES OPTION CAN BE EXERCISED.
        ------------------------------

     As used in this Agreement, an "exercise" of this Option means that you are (or another eligible party is) purchasing all or part of the Common Shares that are subject to this Option.

     Except as otherwise may be provided in this Agreement, this Option can be exercised as to any or all of the Common Shares which are subject to this Option on any date after January 3, 2002. No part of this Option may be exercised prior to such date, however.

     Notwithstanding the the foregoing, to the extent not exercised before, this Option cannot be exercised after, and shall be void on, the earlier of (1) January 3, 2009 or (2) the date determined in accordance with the following provisions:

     (a) If you die while still employed by the Cincinnati Bell Companies, the date which is one year after the date of your death;

     (b) If you cease to be an employee of the Cincinnati Bell Companies by reason of your having become disabled, the date which is one year after the date of your termination of employment. For purposes of this Agreement, you shall be considered disabled only if you entitled to a long term disability benefit under a long term disability plan that is sponsored by any of the Cincinnati Bell Companies (or will be entitled to a long term disability benefit under such a plan upon meeting an applicable waiting period of such plan);

     (c) If you cease to be an employee of the Cincinnati Bell Companies by reason of your termination by the Cincinnati Bell Companies for cause, the date of your termination of employment. For purposes of this Agreement, your termination of employment shall be deemed to be "for cause" if it occurs by reason of or as a result of your participation in conduct consisting of fraud, felony, willful misconduct, or commission of any act which causes or may reasonably be expected to cause substantial damage to the Cincinnati Bell Companies; or

     (d) If you cease to be an employee of the Cincinnati Bell Companies for any reason other than your death, disability, or termination for cause, including but not limited to retirement, the date which is 60 days after the date of your termination of employment.

     If this Option becomes void on any date under any of the above provisions, then it cannot be exercised thereafter and becomes void as to all of the Common Shares which are subject to this Option and which have not earlier been purchased, including both Common Shares with respect to which this Option has not earlier become exercisable under the provisions of this Agreement and Common Shares with respect to which this Option has become exercisable but has not earlier been exercised.

     In addition, for purposes of the above provisions and the other provisions of this Agreement,you are considered an "employee" of the Cincinnati Bell Companies as long as you are classified as an employee of any of the corporations or organizations that are part of the Cincinnati Bell Companies on its records used for payroll and employment tax withholding purposes.

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     Also for purposes of the above provisions and the other provisions of this
Agreement, the term "Cincinnati Bell Companies" means, at any point in time, the Company and each other corporation or organization which at such time has at least 50% of the total combined voting power of all classes of its stock (or, if not a corporation, at least 50% of its voting interests) owned by the Company or another corporation or organization that is part of the Cincinnati Bell Companies.

     4. OPTION CANNOT BE ASSIGNED OR TRANSFERRED.
        -----------------------------------------

     This Option cannot be assigned or transferred to any other party; except that, in the event of your death, it can be assigned and transferred by your will or by the laws of descent and distribution that apply to your death.

     This Option may be exercised only by you or, in the event of your death, by such party to whom this Option is assigned and transferred by your will or by the laws of descent and distribution that apply to your death (E.G., by the representative or representatives of your estate or by the person or persons who have acquired the right to exercise this Option by bequest or inheritance from you). During your lifetime, this Option can only be exercised by you.

     5. PROCEDURE FOR EXERCISING OPTION.
        --------------------------------

     This Option may be exercised in whole or in part only by a written notice delivered or mailed to the Human Resources Department of the Company (the "HR Department") at its then current address and that is signed by you or, in the event of your death, such other party who is entitled to exercise this Option (E.G., the representative or representatives of your estate or the person or persons who have acquired the right to exercise this Option by bequest or inheritance from you). Such written notice must be set forth on a form prepared by the Company for this purpose, which form shall be obtainable from the HR Department. In addition, such written notice must:

     (a) State the number of Common Shares with respect to which this Option is being exercised. However, this Option can never be exercised as to a fractional Common Share or for less than 100 Common Shares (or, if less, the remaining number of Common Shares that are then still purchaseable under this Option); and

     (b) Unless you are (or, in the event of your death, such other party who is entitled to exercise this Option is) exercising this Option through a "cashless exercise" (as such term is defined in paragraph 6 below), be accompanied by a cash payment in full for both (1) the Common Shares being purchased upon exercise of this Option and (2) the amount required by the HR Department to be paid to cover the amount of any tax on you (or, in the event of your death, such other party who is exercising this Option) which is required by any government to be withheld and paid to such government by the Company by reason of such exercise of this Option. For purposes of this Agreement, the amount necessary to pay for both such items is called the "required payment amount;" and

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     (c) If this Option is being exercised by any party other than you (in the event of your death), be accompanied by proof of the right of such party to exercise this Option.

     Notwithstanding any other provision of this Agreement, this Option shall be deemed to have been exercised on the date on which the written notice exercising this Option is RECEIVED by the HR Department if such date is a normal business day of the Company and such written notice is received no later than 4:00 p.m. (Cincinnati, Ohio time) on such date. Otherwise, this Option shall be deemed to have been exercised on the first normal business day of the Company that occurs after the date on which the written notice exercising this Option is received by the HR Department.

     The Company will cause certificates for any Common Shares with respect to which this Option is exercised to be issued in your name (or, in the event this Option is exercised after your death, in the name of such other party who is exercising this Option). If this Option is exercised in part and not in full, this Agreement shall be revised and returned to you (or, if applicable, the party exercising this Option) with an appropriate notation as to the number of Common Shares purchased hereunder and the number of Common Shares which remain purchasable hereunder.

     IT IS YOUR RESPONSIBILITY (OR, IN THE EVENT OF YOUR DEATH, THE RESPONSIBILITY OF SUCH OTHER PARTY WHO IS ENTITLED TO EXERCISE THIS OPTION) TO MAKE SURE THAT THIS OPTION IS EXERCISED PRIOR TO THE TIME THAT IT BECOMES NONEXERCISABLE AND VOID UNDER THE OTHER PROVISIONS OF THIS AGREEMENT.

     6. PERMITTED METHODS OF PAYING REQUIRED PAYMENT AMOUNT.
        ----------------------------------------------------

     If this Option is being exercised in whole or in part, the required payment amount applicable to such exercise must be paid either:

     (a) By a cash payment. For purposes of this Agreement, payment in currency or by certified check, bank draft, cashier's check, or money order shall be considered a cash payment; or

     (b) Through a cashless exercise. For purposes of this Agreement, a "cashless exercise" means, with respect to any exercise of this Option, that the required payment amount applicable to such exercise is paid by having (1) the Company retain a portion of the Common Shares being purchased upon such exercise and apply such shares' then aggregate fair market value to the required payment amount and (2) the Company remitting to you (or, in the event of your death, such other party who is exercising this Option) only the remaining portion of the Common Shares then being purchased. Further, in the event the required payment amount that applies to any exercise of this Option is being paid through the method of a cashless exercise, then, for all purposes of this Agreement, the following provisions shall apply:

     (i) The Common Shares subject to this Option which have their fair market value applied to the required payment amount by reason of the cashless exercise shall have their fair market value determined by the HR Department based on the average of the high and low prices, on the date this Option is deemed to have been exercised under the other

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provisions of this Agreement, of a Common Share on the New York Stock Exchange
(or, if the Company's common shares are not then traded on such exchange, on the largest stock exchange on which such shares are then traded);

     (ii) No fractional Common Share can have its fair market value applied to the required payment amount;

     (iii) The Common Shares subject to this Option which have their fair market value applied to the required payment amount shall be equal to the lowest whole number of Common Shares subject to this Option which have a fair market value not less than the required payment amount; and

     (iv) To the extent that the fair market value of the Common Shares subject to this Option that are applied to the required payment amount applicable to such exercise exceed the required payment amount, such excess shall be paid by the Company in cash to you (or, in the event of your death, such other party who is exercising this Option).

     You (or, in the event of your death, such other party who is exercising this Option) can elect to pay the required payment amount that applies to any exercise of this Option through a cashless exercise by adding a statement to the written notice that is delivered or mailed to the HR Department under which such exercise is made that the required payment amount should be paid through a cashless exercise.

     In addition, if you (or, in the event of your death, such other party who is exercising this Option) fails to pay the required payment amount that applies to any exercise of this Option through a cash payment at the time this Option is exercised, then you (or, if applicable, such other party) shall be deemed in any event to have elected to pay such required payment amount through a cashless exercise.

     7. REQUIRED TAX WITHHOLDING.
        -------------------------

     As is indicated elsewhere in this Agreement, at the time of the purchase of any Common Shares pursuant to the exercise of this Option, the HR Department shall ensure that the amount of all federal, state, local, and other taxes which the HR Department determines in good faith must be withheld in connection with the exercise of this Option are paid to the applicable governmental agencies by requiring that this Option is exercised either by a cash payment made by you (or, in the event of your death, such other party who is exercising this Option) or through a cashless exercise.

     8. MISCELLANEOUS ADJUSTMENTS OF OPTION AND AS TO ISSUANCE OF SHARES.
        -----------------------------------------------------------------

     If there is any change in the Common Shares resulting from stock splits, stock dividends, combination or exchanges of shares, mergers, reorganizations, or other similar capitalization adjustments, the Company shall, by an amendment to this Agreement, make equitable

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proportionate adjustments in the number of Common Shares subject to this Option and in the Option Price of such Common Shares.

     The grant of this Option, the issuance by the Company of Common Shares upon exercise of this Option, and the resale or other disposition of such Common Shares by you (or, in the event of your death, such other party who is exercising this Option) are, or may be, subject to certain provisions of federal and state securities laws. The Company may, within its sole discretion, take any action that it determines in good faith is necessary to ensure full compliance with all federal and state securities laws and may amend this Agreement (without your or any other party's consent) at any future date to reflect any such action.

     When the issue or transfer of the Common Shares covered by this Option may, in the good faith opinion of the Company, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company reserves the right to, and may, refuse to issue or transfer such Common Shares.

     9. NO GUARANTEE OF EMPLOYMENT.
        ---------------------------

     The granting of this Option to you does not constitute a contract of employment and does not give you the legal right to be continued as an employee in any of the Cincinnati Bell Companies. The Cincinnati Bell Companies may deal with you and the terms of your employment as if this Option did not exist.

     10. INTERPRETATION OF OPTION'S TERMS.
         ---------------------------------

     The Company shall have the sole authority to construe and interpret the terms of this Agreement whenever any question of meaning arises under it, and any such construction or interpretation shall be binding both on the Company and on you, your personal representatives, the representatives of your estate, your heirs, or anyone else having or claiming to have an interest in this Option.

     This Agreement shall be construed and administered in accordance with the laws of the State of Ohio.

     In interpreting this Agreement, it is hereby noted that this Option is not intended to be the type of option that is described as an incentive stock option under the Internal Revenue Code.

     Except as is otherwise indicated in this Agreement, any action that is to be taken or which may be taken by the Company under this Agreement may be taken on behalf of the Company by the Company's Board of Directors (or any Executive Committee thereof), any officer of the Company, or the HR Department, and any action taken by any such party shall be deemed to be the action of the Company for purposes of this Agreement.

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     11. OPTION'S TERMS ARE BINDING.
         ---------------------------

     You shall be bound with respect to any issue or matter arising with respect to this Option, on your own behalf and on behalf of your personal representatives, the representatives of your estate, your heirs, or anyone else claiming through or under you, by all of the terms and conditions of this Agreement and by the actions of the Company with regard to this Option.

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the date first mentioned above.

                                                     CINCINNATI BELL INC.

                                                     BY
                                                       -------------------------
                                                     TITLE
                                                          ----------------------


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GENERAL GRANT OF OPTIONS TO HOURLY-PAID EMPLOYEES.
--------------------------------------------------

     RESOLVED, that this Board desires that the Company grant a non-qualified stock option to each person who is an employee (other than a contingency or job bank employee) of the Company or any subsidiary on at least one option grant date in order to allow such employee to become an owner of Common Shares in the future at a price based on the value of such Common Shares at the time such stock option is granted and thereby to provide such employee an opportunity to share in the future growth of the Company;

     RESOLVED FURTHER, that this Board recognizes that non-qualified stock options can be granted by the Company to the salaried employees of the Company and its subsidiaries under the Cincinnati Bell Inc. 1997 Long Term Incentive Plan but that other action of this Board is required for the Company to grant stock options to the hourly-paid employees of the Company and its subsidiaries in order to achieve that result with respect to the hourly-paid employees of the Company and its subsidiaries; and

     RESOLVED FURTHER, that, in accordance with the immediately preceding resolution, as of the first option grant date that occurs in 1999, the Company shall grant, to each person who on such date is an eligible hourly-paid employee, a non-qualified option to purchase 500 Common Shares at a price per share that is equal to the average price of a Common Share on such date;

     RESOLVED FURTHER, that, as of each subsequent option grant date that occurs in 1999 (not including the first option grant date that occurs in 1999) and on the first option grant date that occurs in 2000, the Company shall grant, to each person who on such date is an eligible hourly-paid employee and who was not previously granted a stock option in 1999 pursuant to the immediately preceding resolution or this resolution, a non-qualified option to purchase 400 Common Shares at a price per share that is equal to the average price of a Common Share on such date;

     RESOLVED FURTHER, that, as of each subsequent option grant date that occurs in 2000 (not including the first option grant date that occurs in 2000) and on the first option grant date that occurs in 2001, the Company shall grant, to

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each person who on such date is an eligible hourly-paid employee and who was not previously granted a stock option in either 1999 or 20000 pursuant to the two immediately preceding resolutions or this resolution, a non-qualified option to purchase 300 Common Shares at a price per share that is equal to the average price of a Common Share on such date;

     RESOLVED FURTHER, that the form of each stock option to be granted under the three immediately preceding resolutions shall be the form set forth in an attachment that has previously been presented to the members of this Board and that the terms contained in such form shall apply to such option; and

     RESOLVED FURTHER, that, for purposes of the foregoing resolutions, the following terms shall have the meanings hereinafter set forth:

     (1) The term "option grant date" means the first date in each calendar month beginning with January of 1999 and ending with January of 2001 on which Common Shares are traded on the NYSE (or, if the Common Shares are not then traded on such exchange, on the largest stock exchange on which such shares are then traded):
     (2) The term "subsidiary" means, as of any date, any corporation which then has at least 80% of the total combined voting power of all classes of its stock owned by the Company or another such corporation;
     (3) The term "eligible hourly-paid employee" means, as of any date, any person who then (1) is classified on the records of the Company or any subsidiary as an employee of such Company or subsidiary (other than as a contingency or job bank employee) and (2) either is in a bargaining unit represented by a union, has a position subject to automatic wage progression, or receives his or her pay from such Company or subsidiary other than at a monthly or annual rate; and
     (4) The term "average price of a Common Share" means, with respect to any date, the average of the high and low prices of a Common Share on the NYSE (or, if the Common Shares are not then traded on such exchange, on the largest stock exchange on which such shares are then traded).

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